Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

WASHINGTONFIRST BANKSHARES, INC.	ALLIANCE BANKSHARES CORPORATION
Shaza L. Andersen	William E. Doyle, Jr.
703.840.2420	703.814.7201

WASHINGTONFIRST ANNOUNCES DEAL

TO ACQUIRE ALLIANCE BANKSHARES

RESTON, VA – May 3, 2012 – WashingtonFirst Bankshares, Inc. (OTCBB: WFBI) announced today that it has entered into an agreement to acquire Chantilly, Virginia – based Alliance Bankshares Corporation (NASDAQ: ABVA) for a combination of cash and stock valued at approximately $24.4 million, based on today’s closing price of WFBI common stock . This will be the fourth and largest acquisition for WashingtonFirst, which opened for business in 2004. In conjunction with the acquisition, WashingtonFirst has commitments for $20 million in additional equity capital from institutional investors, existing Board members, and other local investors.

“We are thrilled to be able to add Alliance’s valuable Northern Virginia franchise to our growing footprint in the Washington metropolitan area,” said Shaza Andersen, chief executive officer of WashingtonFirst. “The current management team at Alliance, led by Bill Doyle, has done a commendable job of restoring the bank to a sound condition, and we look forward to working with his team to carry our combined business to the next level.”

WashingtonFirst recently reported total assets of $608 million as of March 31, 2012, and first quarter net income of $705 thousand or $0.24 per common share. Alliance reported total assets of $506 million as of December 31, 2011, and a net loss of $6 million for the year. Management of Alliance attributed the loss primarily to a $5.3 million deferred tax asset valuation allowance and $1.2 million of expenses related to a merger agreement with Eagle Bancorp, Inc. that was terminated last year by mutual agreement.

“We believe we have found an excellent partner in WashingtonFirst,” said Don Fisher, Alliance’s chairman. “They have a proven track record of growth, profitability, and the ability to execute mergers and acquisitions, and we are confident that this merger will serve our shareholders, customers, and employees very well.” Upon completion of the merger, Fisher and two additional Alliance directors will join the Board of WashingtonFirst.

In the merger, shareholders of Alliance will receive, at their election, either 0.4435 shares of WFBI common stock or cash in the amount of $5.30 for each share of Alliance common stock owned, provided that no more than 20% of the Alliance common shares may elect to receive cash. If more than 20% of the Alliance common shares elect to receive cash, the cash elections will be subject to proration in accordance with the terms of the merger agreement. The stock component of the consideration is expected to represent a tax-free exchange. The aggregate purchase consideration represents 86% of Alliance’s reported book value as of December 31, 2011, and a premium of 19% above today’s closing price of Alliance shares. The consideration to be received by Alliance shareholders is subject to adjustment under certain circumstances based on a formula contained in the merger agreement. Please refer to the Form 8-K to be filed by Alliance for additional details regarding potential adjustments in the consideration to be received by shareholders of Alliance and other terms of the merger agreement.

The merger is expected to close in the fourth quarter of 2012, and has been approved by the boards of directors of WFBI and Alliance. Completion of the transaction is subject to approval of regulatory authorities, approval of the shareholders of both WFBI and Alliance, the consummation of a capital raising transaction by WFBI, and the satisfaction or waiver of conditions customary in transactions of this type. In connection with the transaction, WFBI will make application for the listing of its common shares on the NASDAQ.

Paragon Capital Group, LLC served as financial advisor to WFBI in connection with the merger, and SunTrust Robinson Humphrey, Inc. served as placement agent for WFBI’s private placement of stock with institutional investors. Bracewell & Giuliani LLP served as legal counsel to WFBI.

Davenport & Company LLC served as financial advisor, and Troutman Sanders LLP as legal counsel, to Alliance.

About the Companies:

WashingtonFirst Bankshares, Inc. is headquartered in Reston, Virginia and is the holding company for WashingtonFirst Bank, which commenced operations in 2004. WashingtonFirst Bank, which focuses on providing quality, tailored services to its customers, conducts a full service commercial banking operation through ten offices, with four located in Northern Virginia, three in Maryland and three in the District of Columbia. For more information about WFBI, please visit: www.wfbi.com.

Alliance Bankshares Corporation is the holding company for Alliance Bank, which commenced operations in 1998. Alliance Bank is headquartered in Chantilly, Virginia, and places special emphasis on serving the needs of individuals, small and medium size businesses and professional concerns in the greater Washington, D.C. metropolitan area through six offices located in Northern Virginia. For more information about Alliance, please visit: www.alliancebankva.com.

Cautionary Statements About Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of WFBI and Alliance as to future trends, plans, events, results of operations and policies and regarding general economic conditions. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between WFBI and Alliance and (ii) WFBI’s and Alliance’s plans, obligations, expectations and intentions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the respective managements of WFBI and Alliance as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the parties’ market, and their impact on the operations and assets of the parties, interest rates and interest rate policy, competitive factors, judgments about the ability of the parties to successfully consummate the merger and to integrate the operations of the two companies, the ability of the two companies to avoid customer dislocation during the period leading up to and following the merger, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; and the possibility that one or more of the conditions to the consummation of the merger, including the completion of a capital raising transaction by WFBI, may not be satisfied. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on such forward-looking statements. Past results are not necessarily indicative of future performance. WFBI and Alliance assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Additional Information Regarding the Proposed Merger

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WFBI will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Alliance that also constitutes a proxy statement and a prospectus of WFBI. A definitive proxy statement and prospectus will be mailed to shareholders of WFBI and Alliance, and Alliance also plans to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF WFBI AND ALLIANCE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED

MERGER. Such documents are not currently available. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. Copies of the documents filed with the SEC by WFBI will be available free of charge on WFBI’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations” or by contacting WFBI’s Investor Relations Department at 11921 Freedom Drive, Suite 250, Reston, VA 20190. Copies of the documents filed with the SEC by Alliance will be available free of charge on Alliance’s website at www.alliancebankva.com under the tab “Investor Relations” and then under the heading “Press Releases” or under the heading “Documents/SEC Filings.” You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC. Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

WFBI, Alliance and their respective directors, executive officers, and certain other members of management and employees of WFBI, Alliance and their respective subsidiaries may be deemed to be participants in the solicitation of proxies from shareholders of Alliance in connection with the proposed merger. Information about the directors and executive officers of WFBI is set forth in WFBI’s proxy statement dated March 15, 2012 available on WFBI’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations”. Information about the directors and executive officers of Alliance is set forth in an amendment on Form 10-K/A to Alliance’s Annual Report on Form 10-K filed with the SEC on April 30, 2012. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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